Exhibit 99.1

DiaMedica Announces Pricing of $20 Million Public Offering of Common Shares

Minneapolis, Minnesota – August 6, 2020 (BUSINESS WIRE) – DiaMedica Therapeutics Inc. (Nasdaq: DMAC), a clinical-stage biotechnology company, announced today the pricing of the previously announced underwritten registered public offering of 4,000,000 of its common shares at a price to the public of $5.00 per share. DiaMedica has also granted the underwriters a 30-day option to purchase up to an additional 600,000 common shares, at the public offering price, less underwriting discounts and commissions. All of the common shares are being offered by DiaMedica. The offering is expected to close on or about August 10, 2020, subject to the satisfaction of customary closing conditions.

DiaMedica expects the gross proceeds from the offering to be approximately $20 million, before deducting the underwriting discount and other estimated offering expenses payable by DiaMedica. Net proceeds, after the underwriting discount, but before estimated expenses of the offering payable by DiaMedica, are expected to be approximately $18.8 million. As previously announced, DiaMedica intends to use the net proceeds from the offering to continue its clinical and product development activities, including the addition of a new cohort III to its REDUX study to be comprised of participants with Type II diabetes mellitus with chronic kidney disease, hypertension and albuminuria, and for other working capital and general corporate purposes.

Guggenheim Securities, LLC is acting as lead book-running manager for the offering. Craig-Hallum Capital Group LLC is acting as joint book-running manager and National Securities Corporation, a wholly owned subsidiary of National Holdings Corporation (NASDAQ: NHLD), is acting as lead manager.

The securities described above are being offered by DiaMedica pursuant to a shelf registration statement on Form S-3 (File No. 333-235775) previously filed with and declared effective by the U.S. Securities and Exchange Commission (SEC). A preliminary prospectus supplement and accompanying prospectus relating to and describing the terms of the offering were filed with the SEC on August 5, 2020. The final prospectus supplement and the accompanying prospectus relating to this offering will be filed with the SEC and, when available, may be obtained by visiting the SEC’s website at www.sec.gov or by contacting Guggenheim Securities, LLC Attention: Equity Syndicate Department, 330 Madison Avenue, New York, NY 10017, by telephone at (212) 518-9544, or by email at GSEquityProspectusDelivery@guggenheimpartners.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

About DiaMedica Therapeutics Inc.

DiaMedica Therapeutics Inc. is a clinical stage biopharmaceutical company focused on developing novel treatments for chronic kidney diseases and neurological disorders. DiaMedica’s shares are listed on the Nasdaq Capital Market under the trading symbol “DMAC.”

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and forward-looking information that are based on the beliefs of management and reflect management’s current expectations. When used in this press release, the words “intend,” “believe,” “anticipate,” “expect,” “plan,” “continue,” “will,” “may” or “should,” the negative of these words or variations thereon or comparable terminology and the use of future dates are intended to identify forward-looking statements and information. The forward-looking statements and information in this press release include statements regarding DiaMedica’s expectations on the completion of the offering and the anticipated use of proceeds therefrom. Such statements and information reflect management’s current view and DiaMedica undertakes no obligation to update or revise any of these statements or information. By their nature, forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements, or other future events, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Applicable risks and uncertainties include, among others, market conditions and the satisfaction of customary closing conditions related to the proposed offering, as well as risks and uncertainties inherent in DiaMedica’s business, such as those described in DiaMedica’s prior press releases and in the periodic reports it files with the SEC, including without limitation, the risks identified under the heading “Risk Factors” in DiaMedica’s annual report on Form 10-K for the fiscal year ended December 31, 2019, and subsequent SEC filings by DiaMedica. The forward-looking information contained in this press release represents the expectations of DiaMedica as of the date of this press release and, accordingly, is subject to change after such date. Readers should not place undue importance on forward-looking information and should not rely upon this information as of any other date. While DiaMedica may elect to, it does not undertake to update this information at any particular time except as required in accordance with applicable laws.

Contact:

Scott Kellen

Chief Financial Officer

Phone: (763) 496-5118
skellen@diamedica.com

Source: DiaMedica Therapeutics Inc.